EXHIBIT 3.2

MEDALIST DIVERSIFIED REIT, INC.

ARTICLES OF AMENDMENT

Medalist Diversified REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect (the “Charter”) by deleting therefrom in its entirety the existing Article I, and inserting in lieu thereof, the following new Article I.

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

MEDALIST DIVERSIFIED, INC.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland Corporations and Associations Code.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective at 5:01 p.m., Eastern Time, on March 2, 2026 (the “Effective Time”).

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Chief Financial Officer on this 17th day of February 2026.

ATTEST:		MEDALIST DIVERSIFIED REIT, INC.

By:	/s/ C. Brent Winn, Jr.	By:	/s/ Francis P. Kavanaugh
Name:	C. Brent Winn, Jr.	Name:	Francis P. Kavanaugh
Title:	Chief Financial Officer	Title:	President and Chief Executive Officer